                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AlphaNet Solutions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:


------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:


------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:


------------------------------------------------------------------------------
   (5) Total fee paid:


------------------------------------------------------------------------------

   [_]  Fee paid previously with preliminary materials.

------------------------------------------------------------------------------

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:


------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement no.:


------------------------------------------------------------------------------
   (3) Filing Party:


------------------------------------------------------------------------------
   (4) Date Filed:


------------------------------------------------------------------------------

                           ALPHANET SOLUTIONS, INC.
                              7 RIDGEDALE AVENUE
                        CEDAR KNOLLS, NEW JERSEY 07927

                                                                 April 14, 1997

To Our Shareholders:

  You are most cordially invited to attend the 1997 Annual Meeting of Shareholders of AlphaNet Solutions, Inc. at 9:00 A.M., local time, on Thursday, May 15, 1997 at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey.

  The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

  It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

  Thank you for your continued support.

                                          Sincerely,

                                          /s/ Stan Gang
                                          Stan Gang
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                           ALPHANET SOLUTIONS, INC.
                              7 RIDGEDALE AVENUE
                        CEDAR KNOLLS, NEW JERSEY 07927

                 ---------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 1997

                 ---------------------------------------------

  The Annual Meeting of Shareholders (the "Meeting") of AlphaNet Solutions, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey, on Thursday, May 15, 1997, at 9:00 A.M., local time, for the following purposes:

  (1) To elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

  (2) To ratify the appointment of Price Waterhouse LLP as independent accountants for the year ending December 31, 1997; and

  (3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

  Holders of Common Stock of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          /s/ Michael Gang
                                          Michael Gang
                                          Secretary

Cedar Knolls, New Jersey
April 14, 1997

       THE COMPANY'S 1996 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                           ALPHANET SOLUTIONS, INC.
                              7 RIDGEDALE AVENUE
                        CEDAR KNOLLS, NEW JERSEY 07927

                         -----------------------------

                         P R O X Y  S T A T E M E N T

                         -----------------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AlphaNet Solutions, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 15, 1997 (the "Meeting"), at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on April 4, 1997, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 5,102,900 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

  If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the five nominees named below as Directors, (ii) FOR the ratification of the appointment of Price Waterhouse LLP as independent accountants for the year ending December 31, 1997, and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

  The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

  Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

  This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 14, 1997. The Annual Report to Shareholders of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 4, 1997. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 4, 1997.

                             ELECTION OF DIRECTORS

  At the Meeting, five Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

  It is the intention of the persons named in the enclosed forms of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

  The current members of the Board of Directors and nominees for election to the Board are as follows:

                              SERVED AS A
  NAME                   AGE DIRECTOR SINCE         POSITIONS WITH THE COMPANY
  ----                   --- --------------         --------------------------
Stan Gang...............  62      1984      Chairman of the Board, President and Chief
                                             Executive Officer
Michael Gang............  30      1995      Secretary and Director
Michael R. Bruce........  58      1995      Director
David J. Sorin, Esq.....  39      1996      Director
Susan H. Wolford........  41      1996      Director

  The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

  Stan Gang founded the Company and has served as Chairman of the Board, President and Chief Executive Officer of the Company since 1984. Mr. Gang has nearly 40 years of experience in the computer sales and services industry. Prior to joining the Company, Mr. Gang was employed by IBM Corporation for 10 years in technical capacities and by MAI Equipment Corporation for five years and Memorex Telex Corporation for 13 years in various management capacities.

  Michael Gang joined the Company in April 1989 as Corporate Account Manager and has been a Director and Secretary of the Company since September 1995.

  Michael R. Bruce has been a Director of the Company since September 1995. Since 1993, Mr. Bruce has been a business consultant to several information technology companies. Until July 1993, Mr. Bruce was president and chief executive officer of Systems Industries, a storage systems company specializing in open systems and DEC attachments. Prior to that, Mr. Bruce was chief operating officer of Sequoia Systems, Inc., a company specializing in fault tolerant on-line transaction processing systems. Earlier in his career, Mr. Bruce served IBM for 29 years in various executive and management positions.

  David J. Sorin, Esq. has been a Director of the Company since May 1996. Mr. Sorin currently is, and since 1993 has been, the Managing Partner of the Princeton, New Jersey office of the law firm Buchanan Ingersoll, counsel to the Company. Prior to joining Buchanan Ingersoll, Mr. Sorin was a partner with another law firm. Earlier in his career, he was an associate with Davis, Polk & Wardwell, a New York City-based law firm. Mr. Sorin also serves as a member of the Board of Directors of the New Jersey Technology Council, a not-for-profit organization serving the high technology community.

  Susan H. Wolford has been a Director of the Company since May 1996. Ms. Wolford currently is Senior Vice President with Parker/Hunter Incorporated, one of the representatives of the underwriters in the Company's initial public offering consummated in March and April 1996, prior to Ms. Wolford's election to the Board of Directors of the Company in May 1996. Prior to joining Parker/Hunter Incorporated in 1995, Ms. Wolford was a Managing Director with PNC Securities Corp. from 1992 to 1995. Prior to that, she was a Senior Vice President of Kidder, Peabody & Co. Incorporated in New York from 1981 to 1991.

  All Directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Other than Stan Gang and Michael Gang, who are father and son, there are no family relationships among any of the Directors, executive officers and key employees of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

  The Board of Directors has a Compensation Committee, which approves salaries and certain incentive compensation for management and key employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants; and an Option Committee, which administers the Company's 1995 Stock Plan. The Compensation Committee currently consists of Stan Gang, Mr. Bruce and Ms. Wolford. The Compensation Committee was established in May 1996 and held one meeting during 1996. The Audit Committee currently consists of Stan Gang, Messrs. Bruce and Sorin and Ms. Wolford. The Audit Committee was established in May 1996 and held one meeting during 1996. The Option Committee currently consists of Messrs. Bruce and Sorin and Ms. Wolford. The Option Committee was established in May 1996 and held two meetings during 1996. There were six meetings of the Board of Directors during 1996. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by all committees on which he or she served during the period, if applicable.

COMPENSATION OF DIRECTORS

  Each of the Company's non-employee Directors receives compensation of $1,000 per meeting for each regularly-scheduled meeting in which he or she participates. In addition, each of the non-employee members of the Board who serve on the Audit, Option and/or Compensation Committee of the Board receives a $500 fee per meeting for each regularly-scheduled Committee meeting in which such Committee member participates, as long as such Committee meeting or meetings is or are held on a day or days other than the day of a regularly-scheduled Board meeting. The Company also provides reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees. Non-Employee Directors also receive stock options pursuant to the Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") and Directors who are also employees are eligible to participate in the Company's 1995 Stock Plan. See "1995 Stock Plan."

  On August 25, 1995, the Board of Directors and shareholders adopted the Company's Non-Employee Director Plan, effective September 1, 1995. The Non-Employee Director Plan provides for the grant of options to purchase a maximum of 100,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Non-Employee Director Plan is administered by the Board of Directors. As of February 28, 1997, options to purchase an aggregate of 60,000 shares of Common Stock had been granted in accordance with the terms of such plan.

  Each person who was a Director of the Company on the effective date of the Company's initial public offering or became or becomes a Director of the Company thereafter, and who is not also an employee or officer of the Company was or shall be granted, on the effective date of such offering or the date on which he or she became or becomes a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. Each annual vesting installment of options will be reduced proportionately based on the optionee's actual attendance at Board of Directors' meetings if the optionee fails to attend at least 80% of such meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Non-Employee Director Plan. Options may not be assigned or transferred except by will or by the laws of descent and distribution, or pursuant to domestic relations order, and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Non-Employee Director Plan terminates on the earlier of August 31, 2005 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued. On March 20, 1996, the Company granted to Michael R. Bruce options to purchase 20,000 shares of Common Stock under the Non-Employee Director Plan at an exercise price of $10.50 per share. In addition, on May 3, 1996, the Company granted to each of David J. Sorin and Susan H. Wolford options to purchase 20,000 shares of Common Stock under the Non-Employee Director Plan at an exercise price of $11.375 per share.

                              EXECUTIVE OFFICERS

  The following table identifies the current executive officers of the
Company:

                                                                              IN CURRENT
 NAME                    AGE          CAPACITIES IN WHICH SERVED            POSITION SINCE
 ----                    ---          --------------------------            --------------
Stan Gang...............  62  Chairman of the Board, President and Chief    June 1984
                               Executive Officer
Sophien Bennaceur.......  35  Executive Vice President and Chief            October 1996
                               Operating Officer
Gary S. Finkel..........  39  Vice President, Chief Financial Officer and   November 1995
                               Treasurer
John Centinaro..........  41  Vice President--Sales                         February 1997
John Crescenzo..........  48  Vice President--Customer Technology           February 1997
                               Services
Bruce Flitcroft.........  31  Vice President--Network Consulting Services   February 1997
Lawrence Mahon..........  33  Vice President--National Accounts             May 1996
Philip M. Pfau..........  42  Vice President--Operations and                May 1996
                               Administration
Dennis Samuelson........  40  Vice President--Education Services            May 1996

  Sophien Bennaceur joined the Company in October 1996 and currently serves as Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Bennaceur served as Chief Information Officer of SAP America, Inc., a major international business applications software company, from April 1996 until September 1996. Prior to that, Mr. Bennaceur was Director of MIS and Director of Product Development of Ceridian Corporation, an information services company, from September 1992 to March 1996.

  Gary S. Finkel joined the Company in October 1995 and currently serves as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Finkel served as Vice President and Chief Financial Officer of Continental Health Affiliates, Inc. ("CHA"), a diversified publicly-held health care provider, from 1989 through October 1995 in various financial management positions. He also was Vice President, Chief Financial Officer and Treasurer of Infu-Tech, Inc., a publicly-held 59% owned subsidiary of CHA from 1992 through October 1995. Prior to that, from 1982 to 1989, he held various financial management positions at Sony Corporation of America. Mr. Finkel is a Certified Public Accountant.

  John Centinaro joined the Company in February 1992 and currently serves as Vice President--Sales. Prior to joining the Company, from 1978 to 1992, Mr. Centinaro served as Regional Business Operations Manager and National Account Service Manager with Memorex Telex Corporation. Mr. Centinaro is a member of the Association for Field Service Management.

  John Crescenzo joined the Company in September 1991 and currently serves as Vice President--Customer Technology Services. Prior to joining the Company, Mr. Crescenzo served in various executive management capacities with Memorex Telex Corporation for nearly twenty years working in mainframe, communication and microcomputer services.

  Bruce Flitcroft joined the Company in August 1990 and currently serves as Vice President--Network Consulting Services. Prior to joining the Company, Mr. Flitcroft was President of a computer network services company, DATAR IDS Corp., which he founded in 1986. The Company acquired DATAR IDS Corp. in 1990.

  Lawrence Mahon joined the Company in July 1985 and currently serves as Vice President--National Accounts. Prior to joining the Company, he held various positions with a Computerland franchisee.

  Philip M. Pfau joined the Company in February 1994 and currently serves as Vice President--Operations and Administration. Prior to that, he acted as an independent consultant for the Company from September 1993 to February 1994. Prior to joining the Company, Mr. Pfau held various financial positions with the Customer Service Division of TRW, Inc., including Controller from January 1988 to August 1993 and Financial Planning Manager from January 1986 until December 1987. Mr. Pfau is a Certified Public Accountant.

  Dennis Samuelson joined the Company in October 1989 and currently serves as Vice President--Education Services. Prior to joining the Company, Mr. Samuelson held various staff management positions with AT&T and was Manager of the AT&T Information Center which provided programming and support to AT&T's General Business Systems division. Mr. Samuelson is a former member of the Novell Advisory Board and a current member of the Certification Advisory Board of Sylvan Prometric. In addition, he is a former President and currently is a member of the Board of Directors of the Information Technology Training Association.

  Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

  Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, Dennis Samuelson, Vice President--Education Services of the Company, did not report on a timely basis one 1996 transaction. In particular, Mr. Samuelson failed to report on a timely basis the grant to his spouse, an employee of the Company, on September 16, 1996 of options to purchase 800 shares of Common Stock at an exercise price of $9.00 per share. Such transaction was reported late on a Form 5 which was filed with the SEC on March 6, 1997.

                            EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN 1996 AND 1995

  The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1995 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                   ANNUAL COMPENSATION          COMPENSATION
                              --------------------------------- ------------
                                                                   AWARDS
                                                                ------------
                                                                 SECURITIES        ALL
                                                 OTHER ANNUAL    UNDERLYING       OTHER
   NAME AND PRINCIPAL         SALARY     BONUS  COMPENSATION(2)   OPTIONS    COMPENSATION(3)
      POSITION(1)        YEAR   ($)       ($)         ($)           (#)            ($)
         (a)             (b)    (c)       (d)         (e)           (g)            (i)
   ------------------    ---- -------    ------ --------------- ------------ ---------------
Stan Gang............... 1996 250,000       --        --              --          3,000
 President and Chief     1995 212,512       --        --              --          1,870
  Executive Officer
Gary S. Finkel.......... 1996 125,000    15,000       --            3,500         1,677
 Vice President, Chief   1995  21,795(4)    --        --           10,000           --
  Financial Officer and
  Treasurer
Bruce Flitcroft......... 1996 162,000    85,000       --           10,000         3,000
 Vice President--Network 1995 162,375    35,000       --           20,000         3,000
  Consulting Services
Lawrence Mahon.......... 1996 155,000       --        --            2,500           --
 Vice President--        1995 155,000       --        --           12,500           --
  National Accounts
Dennis Samuelson........ 1996 150,000       --        --            2,500(5)      3,000
 Vice President--        1995  86,250    88,750       --           20,000         3,000
  Education Services

--------
(1) Sophien Bennaceur became Executive Vice President and Chief Operating Officer of the Company effective October 14, 1996. His current annual base salary is $225,000.
(2) The costs of certain benefits are not included because they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.
(3) Represents 401(k) contributions made by the Company on behalf of the Named Executive.
(4) Mr. Finkel joined the Company in October 1995.
(5) Excludes 800 shares subject to options granted in September 1996 to Virginia R. Samuelson, an employee of the Company and the wife of Dennis Samuelson.

STOCK OPTION GRANTS IN 1996

  The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1995 Stock Plan (the "Plan") during 1996 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVDUAL GRANTS
                           ------------------------------------------
                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                       PERCENT OF                         ANNUAL RATES
                           NUMBER OF     TOTAL                           OF STOCK PRICE
                           SECURITIES   OPTIONS                           APPRECIATION
                           UNDERLYING  GRANTED TO EXERCISE                 FOR OPTION
                            OPTIONS    EMPLOYEES  OR BASE                   TERM (3)
                           GRANTED(2)  IN FISCAL   PRICE   EXPIRATION --------------------
 NAME(1)                      (#)         YEAR     ($/SH)     DATE     5% ($)    10% ($)
   (a)                        (b)         (c)       (d)       (e)        (f)       (g)
 -------                   ----------  ---------- -------- ---------- --------- ----------
Stan Gang.................      --        --         --         --          --         --
Gary S. Finkel............    3,500       1.5%      9.00    9/15/06      19,810     50,203
Bruce Flitcroft...........   10,000       4.3%      9.00    9/15/06      56,600    143,437
Lawrence Mahon............    2,500       1.1%      9.00    9/15/06      14,150     35,859
Dennis Samuelson..........    2,500(4)    1.1%      9.00    9/15/06      14,150     35,859

--------
(1) Mr. Bennaceur was granted options to purchase 30,000 shares of Common Stock effective October 14, 1996 at an exercise price of $11.375 per share.
(2) Options are granted pursuant to and in accordance with the Plan. See "-- 1995 Stock Plan."
(3) Represents the difference between (i) the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at rates of 5% and 10% per annum, respectively, and (ii) the exercise price of the option. On the grant date of the options, the fair market value of the Company's underlying Common Stock was $9.00 per share.
(4) Excludes 800 shares subject to options granted in September 1996 to Virginia R. Samuelson, an employee of the Company and the wife of Dennis Samuelson.

1995 STOCK PLAN

  The Plan was adopted by the Board of Directors and approved by the shareholders of the Company on August 25, 1995. A total of 747,100 shares of Common Stock currently are reserved for issuance upon exercise of options granted or to be granted under the Plan. The Plan is administered by the Option Committee of the Board of Directors of the Company. Subject to the provisions of the Plan, the administrator of the Plan has the discretion to determine the optionees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions and the terms of the option grants. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. In the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, the exercise price of an option may not be less than 110% of the fair market value per share on the date of grant. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. The options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains an employee at the time of vesting of the installments.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

  The following table sets forth information concerning each exercise of options during 1996 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF
                                                           SECURITIES         VALUE OF
                                                           UNDERLYING       UNEXERCISED
                                                           UNEXERCISED      IN-THE-MONEY
                                                           OPTIONS AT        OPTIONS AT
                                                             FISCAL            FISCAL
                                       SHARES               YEAR-END          YEAR-END
                                     ACQUIRED ON  VALUE        (#)              ($)
                                      EXERCISE   REALIZED EXERCISABLE/      EXERCISABLE/
  NAME                                   (#)       ($)    UNEXERCISABLE    UNEXERCISABLE
   (a)                                   (b)       (c)         (d)            (e) (1)
  ----                               ----------- -------- -------------    --------------
Stan Gang..........................       --         --          --/--              --/--
Gary S. Finkel.....................       --         --   2,000/11,500      14,000/80,500
Bruce Flitcroft....................       --         --   4,000/26,000     28,000/182,000
Lawrence Mahon.....................     2,500     10,625     --/12,500          --/87,500
Dennis Samuelson...................       --         --   4,000/18,500(2)  28,000/129,500

--------
(1) Based on a year-end fair market value of the underlying securities equal to $16.00 per share.
(2) Excludes 800 shares subject to options granted in September 1996 to Virginia R. Samuelson, an employee of the Company and the wife of Dennis Samuelson.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The following executive officers of the Company entered into three-year employment agreements with the Company, each commencing October 1, 1995. Under the terms of their respective agreements, Messrs. Gang, Centinaro, Crescenzo, Flitcroft, Mahon, Pfau and Samuelson currently are entitled to an annual base salary of $250,000, $100,000, $125,000, $200,000, $155,000, $90,000 and
$150,000, respectively, and bonuses, the amounts and payment of which are within the discretion of the Board of Directors or the Compensation Committee thereof.

  Effective November 1, 1995, the Company and Mr. Finkel executed a three-year employment agreement pursuant to which Mr. Finkel currently is entitled to an annual base salary of $130,000 and a bonus, the amount and payment of which is within the discretion of the Board of Directors or the Compensation Committee thereof. Effective October 14, 1996, the Company and Mr. Bennaceur executed a one-year employment agreement, terminable at will by either party, pursuant to which Mr. Bennaceur currently is entitled to an annual base salary of $225,000 and a bonus, the amount and payment of which is within the discretion of the Board of Directors or the Compensation Committee thereof.

  The above-described agreements require each executive to maintain the confidentiality of Company information and assign inventions to the Company. In addition, each of such executive officers has agreed that during the term of his respective agreement and thereafter for a period of up to 18 months, provided that such executive officer is being compensated at one-half of his annual base salary under such agreement, such person will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company.

  In addition to the foregoing employment contracts, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company. The Company has not entered into any change-in-control arrangements.

  Substantially all of the Company's employees have executed an invention assignment and confidentiality agreement pursuant to which the employee agrees to keep confidential all proprietary information of the Company and to assign to the Company all rights in any proprietary information or inventions made or contributed by the employee during his or her employment. In addition, the Company requires that all new employees execute such agreement as a condition of employment by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Stan Gang, Michael Bruce and Susan Wolford. The Option Committee is comprised of Messrs. Bruce and Sorin and Ms. Wolford. There are no Compensation Committee or Option Committee interlocks between the Company and any other entities involving the Company's executive officers and Board of Directors who serve as executive officers of such entities.

  From time to time until consummation of the Company's initial public offering in March 1996, the Company made loans to and received loans from Stan Gang. All outstanding loans made by the Company to Stan Gang, totaling $413,000 at December 31, 1995, were repaid by Mr. Gang in 1996.

  Mr. Gang agreed to indemnify the Company for any and all losses which the Company may sustain, up to $1.0 million arising from or relating to the alleged wrongful conduct of two of its former employees and the current employer of such former employees (the "Defendants") and to date has paid $675,000 of his personal funds to the Company in connection with an indemnification arrangement with the Company. Pursuant to the terms of the agreement between the Company and Mr. Gang, the Company shall reimburse Mr. Gang in the event and to the extent that the Company is awarded and collects damages from the Defendants, receives sums as a result of a settlement between the Company and the Defendants, or receives proceeds under an insurance policy.

  On March 19, 1996, in connection with the Company's initial public offering of its Common Stock, the Company terminated its status as an S Corporation. In connection therewith, the Company declared a distribution, made in March 1996, of substantially all of the Company's previously taxed but undistributed earnings of $6.2 million. The recipients of such distribution were the then current shareholders of the Company, consisting solely of Stan Gang and The Gang Annuity Trust, a trust created by Stan Gang for the benefit of certain members of Mr. Gang's family. See "Security Ownership of Certain Beneficial Owners and Management."

  On July 24, 1996, the Company consummated the acquisition of certain assets and the business of Lior, Inc. ("Lior"). The Company purchased such assets and business for an aggregate purchase price of $1.0 million, of which $900,000 was paid at closing and $100,000 was paid in January 1997. The Company funded the purchase price from proceeds raised in its initial public offering. The Company did not assume any liabilities of Lior, other than the obligations to perform under certain purchase orders and service contracts. The Company acquired such assets and business from Stan Gang, who had purchased such assets for the same consideration directly from Lior on July 18, 1996 pending approval of the transaction by the Company's Board of Directors.

  Susan H. Wolford has been a Senior Vice President of Parker/Hunter Incorporated since 1995. Parker/Hunter Incorporated acted as one of the representatives of the underwriters in the Company's initial public offering consummated in March and April 1996, prior to Ms. Wolford's election to the Board of Directors of the Company in May 1996. As compensation for services of the underwriters in the initial public offering, the underwriters received a 7% underwriting discount.

  David J. Sorin has been the Managing Partner of the Princeton, New Jersey office of the law firm Buchanan Ingersoll since 1993. Buchanan Ingersoll has been counsel to the Company since 1995.

PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                  COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                 AMONG THE COMPANY, THE NASDAQ COMPOSITE INDEX
                           AND A PEER GROUP INDEX(3)
                           (CAPITALIZATION WEIGHTED)


                                      LOGO

                                      3/21/96 3/31/96 6/30/96 9/30/96 12/31/96
                                      ------- ------- ------- ------- --------
AlphaNet Solutions, Inc..............  100.0    92.5    82.1    87.9   148.0
Nasdaq Composite Index...............  100.0   100.2   108.4   112.3   117.8
Peer Group Index (Capitalization
 Weighted)...........................  100.0   100.1   142.6   189.4   216.0

--------
(1) Graph assumes $100 invested on March 21, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).
(2) Cumulative total return assumes reinvestment of dividends.
(3) The Company has constructed a Peer Group Index consisting of other computer equipment resellers that also provide information technology consulting services to their clients, including Compucom Systems, Inc., Dataflex Corporation, Glasgal Communications, Inc., Government Technology Services, Inc., Micros-to-Mainframes, Inc., Pomeroy Computer Resources, Inc., Transnet Corporation and Vanstar Corporation. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee has furnished the following report:

  The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

  Each of the Named Executives have executed employment agreements which establishes salaries and other terms of employment. The Compensation and Option Committee, however, generally review and determine base salary levels for executive officers of the Company at or about the start of the fiscal year and determine actual bonuses after the end of the fiscal year based upon Company and individual performance.

  The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

  Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

  Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and focuses on the contribution to these results of a business unit or division, and the executive's individual performance in achieving the results.

  The stock option program is designed to relate executives' and certain middle managers' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives. Certain stock options are subject to forfeiture in the event certain performance goals are not met.

  Based on review of available information, the Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as the completion of the Company's initial public offering, the acquisition of certain of the assets and business of Lior, changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                          Compensation Committee Members

                                          Stan Gang
                                          Michael R. Bruce
                                          Susan H. Wolford

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  There are, as of February 28, 1997, approximately 113 holders of record and 2,300 beneficial owners of the Company's Common Stock. The following table sets forth certain information, as of February 28, 1997, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and executive officers as a group.

    NAME AND ADDRESS                                            AMOUNT AND NATURE OF     PERCENT
 OF BENEFICIAL OWNER(1)                                        BENEFICIAL OWNERSHIP(1) OF CLASS(2)
 ----------------------                                        ----------------------- -----------
(i)   Certain Beneficial Owners:

Stan Gang(3)
 7 Ridgedale Avenue
 Cedar Knolls, NJ 07927......................................         2,550,000           50.0

The Gang Annuity Trust(4)
 c/o Andrew Kimmel, Esq.
 185 Ridgedale Avenue
 Cedar Knolls, NJ 07927......................................           350,000            6.9

(ii) Directors (which includes all nominees) and Named Execu-tives who are not set forth above:

Gary S. Finkel(5)............................................             2,000              *

Lawrence Mahon(6)............................................               --             --

Bruce Flitcroft(7)...........................................             7,075              *

Dennis Samuelson(8)..........................................             4,200              *

Michael Gang(4)(9)...........................................             3,000              *

Michael R. Bruce(10).........................................             5,000              *

David J. Sorin, Esq.(11).....................................               --             --

Susan H. Wolford(12).........................................               200              *

(iii) All Directors and executive officers as a group (13
      persons)(3)(13)........................................         2,577,975           50.3

--------
  *  Less than one percent.
 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common
     Stock shown as beneficially owned by such shareholder.
 (2) Applicable ownership percentage is based on 5,102,900 shares of Common Stock outstanding on February 28, 1997 plus presently exercisable stock options held by each such holder which will become exercisable within 60 days after February 28, 1997.
 (3) Does not include the shares of Common Stock owned by The Gang Annuity
     Trust dated January 3, 1994. Mr. Gang expressly disclaims beneficial ownership of such shares.
 (4) The trustee of such trust is Andrew Kimmel, Esq., the settlor and income beneficiary is Stan Gang and the beneficiaries of the trust are Stan
     Gang's two adult children, including Michael Gang. Such trust is an irrevocable five-year annuity trust which terminates automatically on January 3, 1999 pursuant to which, until termination, the trust will pay an annuity amount from the net income of the trust to Mr. Gang or his estate, if applicable, no less than quarter annually, in an amount equal to the greater of $60,000 or the entire net income of the trust estate for such period. In the event net income is insufficient to pay such annuity amount, the principal of the trust will be used for the payment of such annuity amount. Upon termination of the annuity term, any remaining principal not required to be paid to Mr. Gang in satisfaction of the final annuity amount shall be divided equally and put into two separate trusts to be established for the benefit of Mr. Gang's two adult children, each of whom will be an income beneficiary of such respective trust until termination pursuant to the terms thereof, at which time all remaining principal shall be distributed to such children, respectively. Mr. Kimmel, as trustee, has full voting and dispositive power with respect to the shares of the Company held by the trust.
 (5) Represents 2,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or within 60 days after such date. Excludes 11,500 shares underlying options which become exercisable over time after such period.
 (6) Does not include options to purchase 12,500 shares of Common Stock not currently vested.
 (7) Includes 4,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or within 60 days after such date, 1,230 shares owned by Mr. Flitcroft and 1,845 shares held by his wife as a custodian for minor children. Excludes 46,000 shares underlying options which become exercisable over time after such period.
 (8) Represents 4,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or within 60 days after such date and 200 shares held as a custodian for minor children. Excludes 18,500 shares underlying options which become exercisable over time after such period and 800 shares subject to options not currently vested and owned by his wife, an employee of the Company.
 (9) Represents 3,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or within 60 days after such date. Excludes 12,000 shares underlying options which become exercisable over time after such period. In addition, excludes the shares owned by The
     Gang Annuity Trust. Mr. Gang expressly disclaims beneficial ownership of such shares.
(10) Includes 4,000 shares of Common Stock underlying options which are exercisable as of February 28, 1997 or within 60 days after such date. Excludes 16,000 shares underlying options which become exercisable over time after such period.
(11) Does not include options to purchase 20,000 shares of Common Stock granted to Mr. Sorin on May 3, 1996 pursuant to the Non- Employee
     Director Plan which are not currently vested.
(12) Represents 200 shares owned as custodian for a minor child. Does not include options to purchase 20,000 shares of Common Stock granted to Ms. Wolford on May 3, 1996 pursuant to the Non-Employee Director Plan which are not currently vested.
(13) Includes 6,500 shares of Common Stock underlying options granted to executive officers of the Company not individually listed on the table which are exercisable as of February 28, 1997 or within 60 days after such date and includes an aggregate of 17,000 shares of Common Stock underlying options granted to individuals listed above which are exercisable as of February 28, 1997 or within 60 days after such date. Excludes 242,500 shares underlying options granted to executive officers and Directors which become exercisable over time after such period.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 1996, the Company paid, as compensation for services rendered to the Company and for sales generated, an aggregate of $520,240 to Michael Gang, the son of Stan Gang, the Company's Chairman of the Board, President, and Chief Executive Officer. Michael Gang serves as Secretary and as a salesperson for the Company and has served as a Director of the Company since September 1995.

  For transactions involving Stan Gang, David J. Sorin and Susan H. Wolford, each a Director of the Company, see "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

  In 1995, the Board of Directors of the Company adopted a policy requiring that any future transactions between the Company and its officers, Directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has, subject to shareholder approval, retained Price Waterhouse LLP as independent accountants of the Company for the year ending December 31, 1997. Price Waterhouse LLP also served as independent accountants of the Company for 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

  One or more representatives of Price Waterhouse LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                            SHAREHOLDERS' PROPOSALS

  Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 15, 1997.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

  The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

  In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

  Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

  ALPHANET SOLUTIONS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 4, 1997, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

  PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          /s/ Michael Gang
                                          Michael Gang
                                          Secretary

Cedar Knolls, New Jersey
April 14, 1997

                           ALPHANET SOLUTIONS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Stan Gang and Sophien Bennaceur, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of AlphaNet Solutions, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's offices, 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 A.M., local time, on Thursday, May 15, 1997 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.
                                                                   -------------
                                                                    SEE REVERSE
                 (continued and to be signed on reverse side)           SIDE
                                                                   -------------

              . Please Detach and Mail in the Envelope Provided .
--------------------------------------------------------------------------------
                           ++++                                     +
A [X] Please mark your     +                                        +
      votes as in the                                               +
      example.                                                      +++++

      VOTE FOR all nominees                       Nominees: Stan Gang
      listed at right; except vote       VOTE               Michael Gang
      withheld from the follow-         WITHHELD            Michael R. Bruce
      ing nominees (if any)         from all nominees       David J. Sorin, Esq.
                                                            Susan H. Wolford
1. ELECTION [_]                            [_]
      OF
   DIRECTORS,







To withhold authority for any individual nominee, write that nominee's name in the space provided below.

-------------------------------

2. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

                [_] FOR        [_] AGAINST          [_] ABSTAIN

3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                [_] I Will                          [_] Will Not
                              attend the Meeting

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature of Shareholder
                         ----------------------------------------

Signature of Shareholder
                         ----------------------------------------
                                      IF HELD JOINTLY

Dated:
       ---------------------------

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.